Exhibit 99.1
Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
	Flow Investor Relations	Flow Media Relations
Geoffrey Buscher		Lisa Brandli
253-813-3286		425-653-1237
investors@flowcorp.com		lbrandli@flowcorp.com
FLOW INTERNATIONAL CORPORATION COMPLETES MINORITY INVESTMENT IN CHINA’S LEADING
WATERJET MANUFACTURER
Kent, WA – January 5, 2009 –Flow International Corporation (NASDAQ: FLOW), the world’s leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, announced today that it has completed its $2 million purchase of a minority ownership position in Dardi International Corporation, China’s leading waterjet manufacturer.
Privately held Dardi is the world leading waterjet supplier for the “economy” segment of the market, and the largest volume producer of waterjets in Asia with three factories located near Nanjing, China. Flow announced its intent to purchase the minority position in November, having previously introduced Dardi as the new supplier of its economy segment product line. By establishing a minority equity position, Flow has formalized its relationship with Dardi.
“We believe this enhanced relationship with Dardi will improve access to Dardi’s low cost manufacturing, products and distribution base in China,” said Charley Brown, Flow’s President and CEO. “We believe this small investment will enhance our competitive position in China and the rest of the world.”
About Flow International
Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet technology for cutting and cleaning. Flow provides state-of-the-art ultrahigh-pressure (UHP) technology to numerous industries including automotive, aerospace, job shop, surface preparation, food and dozens more. For more information, visit www.flowcorp.com.
This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the April 30, 2008 Flow International Corporation Form 10-K Report, filed with the Securities and Exchange Commission. Forward- looking statements in this press release include, without limitation, statements regarding Flow’s access to Dardi’s factories, products and distribution network. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.